January 2018 Free Writing Prospectus Registration Statement No. 333-202524 Dated January 12, 2018 Filed Pursuant to Rule 433

STRUCTURED INVESTMENTS

Auto-Callable Securities due January 22, 2021

Based on the Performance of the Common Stock of Merck & Co., Inc.

Principal at Risk Securities

The securities offered are senior unsecured debt securities of HSBC USA Inc. (“HSBC”). The securities do not pay interest or guarantee the repayment of any principal. The securities will be automatically redeemed if the official closing price of the underlying shares on any of the quarterly call observation dates is greater than or equal to the initial price, for an early redemption payment that will increase over the term of the securities and that will correspond to a return of at least 2.125% per quarter (at least 8.50% per annum), as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final price is greater than or equal to the initial price, investors will receive a fixed positive return that will also correspond to a return of at least 2.125% per quarter (at least 8.50% per annum), as described below. If the securities are not automatically redeemed prior to maturity and the final price is less than the initial price but greater than or equal to 80% of the initial price, which we refer to as the downside threshold price, investors will receive the principal amount of the securities. However, if the securities are not automatically redeemed prior to maturity and the final price is less than the downside threshold price, investors will be exposed to the decline in the underlying shares on a 1 to 1 basis and will receive a payment at maturity that is less than 80% of the principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. These securities are for investors who are willing to risk their principal and forego current income and participation in the appreciation of the underlying shares in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the principal amount if the underlying shares close at or above the initial price on a quarterly call observation date or the final valuation date, as applicable, and the limited protection against loss that applies only if the final price is greater than or equal to the downside threshold price. All payments on the securities are subject to the credit risk of HSBC.

SUMMARY TERMS

Issuer:	HSBC USA Inc. (“HSBC”)
Underlying shares:	Merck & Co., Inc. (Bloomberg symbol: “MRK”)
Aggregate principal amount:	$
Principal amount:	$10 per security
Issue price:	$10 per security
Pricing date*:	January 19, 2018
Original issue date*:	January 24, 2018 (3 business days after the pricing date)
Final valuation date*:	January 19, 2021, subject to adjustment as described in “Additional Terms of the Notes—Valuation Dates” in the accompanying Stock-Linked Underlying Supplement.
Maturity date*:	January 22, 2021, subject to adjustment as described under “Additional Terms of the Notes—Coupon Payment Dates, Call Payment Dates and Maturity Date” in the accompanying Stock-Linked Underlying Supplement.
Early redemption:	If, on any of the quarterly call observation dates, the official closing price of the underlying shares is greater than or equal to the initial price, the securities will be automatically redeemed for the early redemption payment on the related call payment date.
Early redemption payment:	For each security, the early redemption payment will be an amount in cash corresponding to a return of at least 2.125% per quarter (at least 8.50% per annum) (to be determined on the pricing date) for each quarterly call observation date beginning on April 19, 2018, as follows: $10.2125, $10.4250, $10.6375, $10.8500, $11.0625, $11.2750, $11.4875, $11.7000, $11.9125, $12.1250, $12.3375, $12.5500. No further payments will be made on the securities once they have been redeemed.
Call observation dates*:	April 19, 2018, July 19, 2018, October 19, 2018, January 22, 2019, April 22, 2019, July 19, 2019, October 21, 2019, January 21, 2020, April 20, 2020, July 20, 2020, October 19, 2020 and January 19, 2021 (the final valuation date), each subject to adjustment as described in “Additional Terms of the Notes—Valuation Dates” in the accompanying Stock-Linked Underlying Supplement.
Call payment dates:	The third business day after the relevant call observation date, unless specified otherwise in the table under “—Early redemption payment” herein.
Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment for each security as follows:

•     If the final price is greater than or equal to the initial price: $12.55

•     If the final price is less than the initial price but is greater than or equal to the downside threshold price: $10

•     If the final price is less than the downside threshold price: $10 × share performance factor.

Under this circumstance, you will lose at least 20%, and possibly all, of your principal amount.

Share performance factor:	Final price / initial price
Downside threshold price:	80% of the initial price
Initial price:	The official closing price of the underlying shares on the pricing date.
Final price:	The closing price of the underlying shares on the final determination date, as determined by the calculation agent, and as adjusted by the calculation agent as described under “Additional Terms of the Notes—Antidilution and Reorganization Adjustments” in the accompanying Stock-Linked Underlying Supplement.
Official closing price:	The official closing price of the underlying shares on any scheduled trading day as determined by the calculation agent based upon the price displayed on Bloomberg Professional® service page “MRK <EQUITY>” or any successor page on the Bloomberg Professional® service or any successor service, as further described under “Additional Terms of the Notes—Official Closing Price” in the accompanying Stock-Linked Underlying Supplement.
Estimated initial value:	The estimated initial value of the securities will be less than the price you pay to purchase the securities. The estimated initial value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your securities in the secondary market, if any, at any time. The estimated initial value will be calculated on the pricing date and will be set forth in the pricing supplement to which this free writing prospectus relates. See “Risk Factors—The estimated initial value of the securities, which will be determined by us on the pricing date, will be less than the price to public and may differ from the market value of the securities in the secondary market, if any.”
CUSIP/ISIN:	40435J489 / US40435J4893
Listing:	The securities will not be listed on any securities exchange.
Agent:	HSBC Securities (USA) Inc., an affiliate of HSBC. See “Additional Information About the Securities—Supplemental plan of distribution (conflicts of interest).”

Commissions and issue price:	Price to public	Fees and commissions	Proceeds to issuer
Per security	$10.00	$0.20(1) $0.05(2)	$9.75
Total	$	$	$

(1) HSBC Securities (USA) Inc., acting as agent for HSBC, will receive a fee of $0.25 per $10 principal amount and will pay Morgan Stanley Wealth Management a fixed sales commission of $0.20 for each security they sell. See “Additional Information About the Securities—Supplemental plan of distribution (conflicts of interest).”

(2) Of the amount per $10 principal amount received by HSBC Securities (USA) Inc., acting as agent for HSBC, HSBC Securities (USA) Inc. will pay Morgan Stanley Wealth Management a structuring fee of $0.05 for each security.

* The pricing date, original issue date and the other dates set forth above are subject to change, and will be set forth in the pricing supplement relating to the securities.

The estimated initial value of the securities on the pricing date is expected to be between $9.50 and $9.75 per security, which will be less than the price to public. The market value of the securities at any time will reflect many factors and cannot be predicted with accuracy. See “Estimated initial value” above and “Risk Factors” beginning on page 6 of this document for additional information.

An investment in the securities involves certain risks. See “Risk Factors” beginning on page 6 of this free writing prospectus, page S-2 of The Stock-Linked Underlying Supplement and page S-1 of the prospectus supplement.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved the securities, or determined that this free writing prospectus or the accompanying Stock-Linked Underlying Supplement, prospectus supplement or prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Auto-Callable Securities due January 22, 2021
Based on the Performance of the Common Stock of Merck & Co., Inc.

Principal at Risk Securities

HSBC has filed a registration statement (including a prospectus, a prospectus supplement and Stock-Linked Underlying Supplement) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement, and Stock-Linked Underlying Supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and Stock-Linked Underlying Supplement if you request them by calling toll-free 1-866-811-8049.

You should read this document together with the related Stock-Linked Underlying Supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below.

The Stock-Linked Underlying Supplement dated March 5, 2015 at: http://www.sec.gov/Archives/edgar/data/83246/000114420415014323/v403651_424b2.htm

The prospectus supplement dated March 5, 2015 at: http://www.sec.gov/Archives/edgar/data/83246/000114420415014311/v403645_424b2.htm

The prospectus dated March 5, 2015 at: http://www.sec.gov/Archives/edgar/data/83246/000119312515078931/d884345d424b3.htm

The securities are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction, and involve investment risks including possible loss of the principal amount invested due to the credit risk of HSBC.

January 2018	Page 2

Auto-Callable Securities due January 22, 2021
Based on the Performance of the Common Stock of Merck & Co., Inc.

Principal at Risk Securities

Investment Summary

Auto-Callable Securities

Principal at Risk Securities

Auto-Callable Securities Based on the Performance of the common stock of Merck & Co., Inc. due January 22, 2021 (the “securities”) do not pay interest or guarantee the repayment of any principal. The securities will be automatically redeemed if the official closing price of the underlying shares on any of the quarterly call observation dates is greater than or equal to the initial price, for an early redemption payment that will increase over the term of the securities and that will correspond to a return of at least 2.125% per quarter (at least 8.50% per annum) (to be determined on the pricing date), as described below. At maturity, if the securities have not previously been redeemed and the final price is greater than or equal to the initial price, investors will receive a fixed positive return that will also correspond to a return of at least 2.125% per quarter (at least 8.50% per annum), as described below. If the final price is less than the initial price but greater than or equal to the downside threshold price, which is 80% of the initial price, investors will receive the principal amount of $10 per security. However, if the final price is less than the downside threshold price, investors will be exposed to the decline in the underlying shares on a 1 to 1 basis and will receive a payment at maturity that is less than 80% of the principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

Maturity:	3 years
Automatic early redemption quarterly:	If, on any of the quarterly call observation dates, the official closing price of the underlying shares is greater than or equal to the initial price, the securities will be automatically redeemed for the early redemption payment on the related call payment date.
Early redemption payment:

For each security, the early redemption payment will be an amount in cash corresponding to a return of at least 2.125% per quarter (at least 8.50% per annum), (to be determined on the pricing date) for each quarterly call observation date, as follows:

Call observation dates	Call payment dates	Return	Redemption amount (per $10 Security)
April 19, 2018	April 24, 2018	2.125%	$10.2125
July 19, 2018	July 24, 2018	4.250%	$10.4250
October 19, 2018	October 24, 2018	6.375%	$10.6375
January 22, 2019	January 25, 2019	8.500%	$10.8500
April 22, 2019	April 25, 2019	10.625%	$11.0625
July 19, 2019	July 24, 2019	12.750%	$11.2750
October 21, 2019	October 24, 2019	14.875%	$11.4875
January 21, 2020	January 24, 2020	17.000%	$11.7000
April 20, 2020	April 23, 2020	19.125%	$11.9125
July 20, 2020	July 23, 2020	21.250%	$12.1250
October 19, 2020	October 22, 2020	23.375%	$12.3375
Final Valuation Date (January 19, 2021)	Maturity Date (January 22, 2021)	25.500%	$12.5500

No further payments will be made on the securities once they have been redeemed.

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment for each security as follows:

•     If the final price is greater than or equal to the initial price:

$12.55

•     If the final price is less than the initial price but is greater than or equal to the downside threshold price:

$10

•     If the final price is less than the downside threshold price:

$10 × share performance factor.

Under this circumstance, you will lose at least 20%, and possibly all, of your principal amount. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

January 2018	Page 3

Auto-Callable Securities due January 22, 2021

Based on the Performance of the Common Stock of Merck & Co., Inc.

Principal at Risk Securities

Key Investment Rationale

The securities do not provide interest and do not guarantee the repayment of any principal. The securities will be automatically redeemed for an early redemption amount corresponding to a return of at least 2.125% per quarter (at least 8.50% per annum) (to be determined on the pricing date) if the official closing price of the underlying shares on any of the quarterly call observation dates is greater than or equal to the initial price.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be less than the principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity	When the underlying shares close at or above the initial price on one of the quarterly call observation dates, the securities will be automatically redeemed for the applicable early redemption payment on the related call payment date, corresponding to a return of at least 2.125% (at least 8.50% per annum) (to be determined on the pricing date).
Scenario 2: The securities are not redeemed prior to maturity and investors receive a fixed positive return at maturity	This scenario assumes that the underlying shares close below the initial price on each of the quarterly call observation dates. Consequently, the securities are not redeemed prior to maturity. On the final valuation date, the underlying shares close at or above the initial price. At maturity, investors will receive a cash payment equal to $12.55 per security, corresponding to a return of at least 2.125% (at least 8.50% per annum) (to be determined on the pricing date).
Scenario 3: The securities are not redeemed prior to maturity, and investors receive the principal amount at maturity	This scenario assumes that the underlying shares close below the initial price on each of the quarterly call observation dates. Consequently, the securities are not redeemed prior to maturity. On the final valuation date, the underlying shares close below the initial price but at or above the downside threshold price of 80% of the initial price. At maturity, investors will receive a cash payment equal to the principal amount of $10 per security.
Scenario 4: The securities are not redeemed prior to maturity and investors suffer a substantial loss of principal at maturity	This scenario assumes that the underlying shares close below the initial price on each of the quarterly call observation dates. Consequently, the securities are not redeemed prior to maturity. On the final valuation date, the underlying shares close below the downside threshold price. At maturity, investors will receive an amount equal to the principal amount multiplied by the share performance factor. Under this circumstance, the payment at maturity will be significantly less than 80% of the principal amount and could be zero.

January 2018	Page 4

Auto-Callable Securities due January 22, 2021

Based on the Performance of the Common Stock of Merck & Co., Inc.

Principal at Risk Securities

Investor Suitability

The securities may be suitable for you if:

▪     You believe that the official closing price of the underlying shares will be equal to or greater than its initial price on one or more of the call observation dates.

▪     You are willing to make an investment that is potentially exposed to downside performance of the underlying shares on a 1-to-1 basis.

▪     You are willing to hold securities that will be automatically called on any call observation date on or after April 19, 2018 on which the official closing price of the underlying shares is at or above its initial price.

▪     You are willing to be exposed to the possibility of early redemption.

▪     You are willing to invest in a security in which the maximum return is limited to the early redemption payment.

▪     You are willing to hold the securities to maturity.

▪     You do not seek an investment for which there will be an active secondary market.

▪     You are willing to forgo dividends or other distributions paid to holders of the underlying shares.

▪     You are willing to accept the risk and return profile of the securities versus a conventional debt security with a comparable maturity issued by HSBC or another issuer with a similar credit rating.

▪     You are comfortable with the creditworthiness of HSBC, as Issuer of the securities.

The securities may not be suitable for you if:

▪     You believe that the official closing price of the underlying shares will be less than its initial price on each of the call observation dates, and below its downside threshold price on the final valuation date.

▪     You are unwilling to make an investment that is potentially exposed to downside performance of the underlying shares on a 1-to-1 basis.

▪     You are unable or unwilling to hold securities that will be automatically called on any call observation date on or after April 19, 2018 on which the official closing price of the underlying shares is at or above its initial price, or you are otherwise unable or unwilling to hold the securities to maturity.

▪     You are unwilling to be exposed to the possibility of early redemption.

▪     You are unwilling to invest in a security in which the maximum return is limited to the early redemption payment.

▪     You prefer to receive guaranteed periodic interest payments on the securities.

▪     You seek an investment for which there will be an active secondary market.

▪     You are not willing to forgo dividends or other distributions paid to holders of the underlying shares.

▪     You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

▪     You are not willing or are unable to assume the credit risk associated with HSBC, as Issuer of the securities.

January 2018	Page 5

Auto-Callable Securities due January 22, 2021

Based on the Performance of the Common Stock of Merck & Co., Inc.

Principal at Risk Securities

Risk Factors

We urge you to read the section “Risk Factors” beginning on page S-2 of The Stock-Linked Underlying Supplement and page S-1 in the accompanying prospectus supplement. Investing in the securities is not equivalent to investing directly in the underlying shares. You should understand the risks of investing in the securities and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the securities in light of your particular financial circumstances and the information set forth in this free writing prospectus and the accompanying Stock-Linked Underlying Supplement, prospectus supplement and prospectus.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement and Stock-Linked Underlying Supplement, including the explanation of risks relating to the securities described in the following section:

“—Risks Relating to All Note Issuances” in the prospectus supplement.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

▪	The securities do not pay interest and you may lose your entire principal amount. The securities differ from ordinary debt securities in that they do not pay any interest or guarantee the return of any principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and if the final price is less than the downside threshold price, you will be exposed to the decline in the closing price of the underlying shares, as compared to the initial price, on a 1 to 1 basis, and you will receive for each security that you hold at maturity an amount equal to the principal amount times the share performance factor. In this case, the payment at maturity will be less than 80% of the principal amount and could be zero.

▪	The appreciation potential of the securities is limited by the quarterly return rate of at least 2.125% (at least 8.50% per annum). The appreciation potential of the securities is limited to the fixed early redemption payments specified for each call observation date, if the underlying shares close at or above the initial price on any of the call observation dates, or to the fixed payment at maturity $12.55 per security, if the securities have not been redeemed and the final price is at or above the initial price. You will not participate in any appreciation of the underlying shares, which could be significant. Accordingly, the return on the securities may be significantly less than the return on a direct investment in the underlying shares during the term of the securities.

▪	The securities may be called prior to the maturity date. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment. You may not be able to reinvest at comparable terms or returns.

▪	Credit risk of HSBC USA Inc. The securities are senior unsecured debt obligations of the issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the securities will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the securities depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the securities and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities.

▪	The market price will be influenced by many unpredictable factors. Several factors will influence the value of the securities in the secondary market and the price at which HSBC Securities (USA) Inc. may be willing to purchase or sell the securities in the secondary market, including: the value, volatility and dividend yield, as applicable, of the underlying shares, interest and yield rates, time remaining to maturity, geopolitical conditions and economic, financial, political and regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads. The price of the underlying shares may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen. See “Information about the common stock of Merck & Co., Inc.” below. You may receive less, and possibly significantly less, than the principal amount of the securities if you try to sell your securities prior to maturity.

▪	Single stock risk. The price of the underlying shares can rise or fall sharply due to factors specific to that underlying shares and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions.

January 2018	Page 6

Auto-Callable Securities due January 22, 2021

Based on the Performance of the Common Stock of Merck & Co., Inc.

Principal at Risk Securities

▪	As a holder of the securities, you will not have any ownership interest or rights in the underlying shares. As a holder of the securities, you will not have any ownership interest or rights in the underlying shares, such as voting rights, dividend payments or other distributions. In addition, Apple Inc. will not have any obligation to consider your interests as a holder of the securities in taking any corporate action that might affect the value of the underlying shares and the securities.

▪	No affiliation with Merck & Co., Inc. We are not affiliated with Merck & Co., Inc. We have not made any independent investigation of the adequacy or completeness of the information about Merck & Co., Inc. contained in this pricing supplement. You should make your own investigation into the underlying shares and Merck & Co., Inc. are not responsible for Merck & Co., Inc.’s public disclosure of information, whether contained in SEC filings or otherwise.

▪	There is limited anti-dilution protection. For certain events affecting the underlying shares, such as stock splits or extraordinary dividends, the calculation agent may make adjustments to the amount payable at maturity. However, the calculation agent is not required to make an adjustment for every corporate action which affects the shares of the underlying shares. If an event occurs that does not require the calculation agent to adjust the amount payable at maturity, the market price of the securities may be materially and adversely affected.

▪	The estimated initial value of the securities, which will be determined by us on the pricing date, will be less than the price to public and may differ from the market value of the securities in the secondary market, if any. The estimated initial value of the securities will be calculated by us on the pricing date and will be less than the price to public. The estimated initial value will reflect our internal funding rate, which is the borrowing rate we pay to issue market-linked securities, as well as the mid-market value of the embedded derivatives in the securities. This internal funding rate is typically lower than the rate we would pay when we issue conventional fixed or floating rate debt securities. As a result of the difference between our internal funding rate and the rate we would pay when we issue conventional fixed or floating rate debt securities, the estimated initial value of the securities may be lower if it were based on the prices at which our fixed or floating rate debt securities trade in the secondary market. In addition, if we were to use the rate we use for our conventional fixed or floating rate debt issuances, we would expect the economic terms of the securities to be more favorable to you. We will determine the value of the embedded derivatives in the securities by reference to our or our affiliates’ internal pricing models. These pricing models consider certain assumptions and variables, which can include volatility and interest rates. Different pricing models and assumptions could provide valuations for the securities that are different from our estimated initial value. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. The estimated initial value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your securities in the secondary market (if any exists) at any time.

▪	The price of your securities in the secondary market, if any, immediately after the pricing date will be less than the price to public. The price to public takes into account certain costs. These costs include the underwriting discount, our affiliates’ projected hedging profits (which may or may not be realized) for assuming risks inherent in hedging our obligations under the securities and the costs associated with structuring and hedging our obligations under the securities. These costs, except for the underwriting discount, will be used or retained by us or one of our affiliates. If you were to sell your securities in the secondary market, if any, the price you would receive for your securities may be less than the price you paid for them because secondary market prices will not take into account these costs. The price of your securities in the secondary market, if any, at any time after issuance will vary based on many factors, including the price of the underlying shares and changes in market conditions, and cannot be predicted with accuracy. The securities are not designed to be short-term trading instruments, and you should, therefore, be able and willing to hold the securities to maturity. Any sale of the securities prior to maturity could result in a loss to you.

▪	If HSBC Securities (USA) Inc. were to repurchase your securities immediately after the original issue date, the price you receive may be higher than the estimated initial value of the securities. Assuming that all relevant factors remain constant after the original issue date, the price at which HSBC Securities (USA) Inc. may initially buy or sell the securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed the estimated initial value on the pricing date for a temporary period expected to be approximately 12 months after the original issue date. This temporary price difference may exist because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities that we will no longer expect to incur over the term of the securities. We will make such discretionary election and determine this temporary reimbursement period on the basis of a number of factors, including the tenor of the securities and any agreement we may have with the distributors of the securities. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the

January 2018	Page 7

Auto-Callable Securities due January 22, 2021

Based on the Performance of the Common Stock of Merck & Co., Inc.

Principal at Risk Securities

reimbursement period after the original issue date of the securities based on changes in market conditions and other factors that cannot be predicted.

▪	Higher early redemption payments or lower downside threshold prices are generally associated with underlying indices with greater expected volatility and therefore can indicate a greater risk of loss. "Volatility" refers to the frequency and magnitude of changes in the price of the underlying shares. The greater the expected volatility with respect to the underlying shares on the pricing date, the higher the expectation as of the pricing date that the price of the underlying shares could close below its downside threshold price on the final valuation date, indicating a higher expected risk of loss on the securities. This greater expected risk will generally be reflected in a higher early redemption payment than the yield payable on our conventional debt securities with a similar maturity, or in more favorable terms (such as a lower downside threshold price or a higher early redemption payment) than for similar securities linked to the performance of the underlying shares with a lower expected volatility as of the pricing date. You should therefore understand that a relatively higher early redemption payment may indicate an increased risk of loss. Further, a relatively lower downside threshold price may not necessarily indicate that the securities have a greater likelihood of a repayment of principal at maturity. The volatility of the underlying shares can change significantly over the term of the securities. The price of the underlying shares for your securities could fall sharply, which could result in a significant loss of principal. You should be willing to accept the downside market risk of the underlying shares and the potential to lose some or all of your principal at maturity.

▪	The amount payable on the securities is not linked to the price of the underlying shares at any time other than the call observation dates and the final valuation date. Whether the securities will be automatically called and the payment at maturity will be based on the official closing price of the underlying shares on the call observation dates and the final valuation date, as applicable, subject to postponement for non-trading days and certain market disruption events. Even if the price of the underlying shares appreciates prior to the relevant call observation date or the final valuation date but then decreases on that date, the securities will not be automatically called and the payment at maturity will be less, and may be significantly less, than it would have been had the payment on the securities been linked to the price of the underlying shares prior to that decrease. Although the actual price of the underlying shares on the stated maturity date or at other times during the term of the securities may be higher than the official closing price of the underlying shares on the call observation dates and the final valuation date, whether the securities will be automatically called and the payment at maturity will be based solely on the official closing price of the underlying shares on the call observation dates and the final valuation date.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. HSBC Securities (USA) Inc. may, but is not obligated to, make a market in the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to transact. If, at any time, HSBC Securities (USA) Inc. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities until they are automatically called or to maturity.

▪	Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the underlying shares), including trading in the underlying shares as well as in other instruments related to the underlying shares. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the relevant call observation date or the final valuation date approaches. Some of our affiliates also trade those securities and other financial instruments related to the underlying shares on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial price and, therefore, could increase the price at which the underlying shares must close so that an investor does not suffer a loss on the investor’s initial investment in the securities. Additionally, hedging or trading activities during the term of the securities, including on the call observation dates and the final valuation date, could adversely affect the price of the underlying shares on those days and, accordingly, whether the securities will be redeemed prior to maturity and the amount of cash, if any, an investor will receive at maturity.

▪	The securities are not insured or guaranteed by any governmental agency of the United States or any other jurisdiction. The securities are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other

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jurisdiction. An investment in the securities is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full payment at maturity of the securities.

▪	The calculation agent, which is HSBC or one of its affiliates, will make determinations with respect to the securities. As calculation agent, HSBC or one of its affiliates has determined the initial share price and the downside threshold price, and will determine the final share price, whether the contingent quarterly payment will be paid on each contingent payment date, whether the securities will be redeemed following any determination date, whether a market disruption event has occurred, whether to make any adjustments to any determination closing price or the final share price and the payment that you will receive upon an automatic early redemption or at maturity, if any. Moreover, certain determinations made by HSBC or one of its affiliates in its capacity as calculation agent may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events. These determinations, which may be subjective, may adversely affect the payout to you upon an automatic early redemption or at maturity, if any. See “Additional Terms of the Notes—Share Delisting, Nationalization, Insolvency”, “—Merger Event and Tender Offer” and “—Market Disruption Event” in the Stock-Linked Underlying Supplement.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. For a discussion of certain of the U.S. federal income tax consequences of your investment in the securities, please see the discussion under “Tax considerations” herein, and the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

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Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are redeemed prior to maturity will be determined by reference to the official closing price of the underlying shares on each of the quarterly call observation dates, and the payment at maturity will be determined by reference to the official closing price of the underlying shares on the final valuation date. The actual initial price and downside threshold price will be determined on the pricing date. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to the credit risk of Morgan Stanley. The below examples are based on the following terms:

Hypothetical Initial price:	$100
Hypothetical Downside Threshold Price:	$80, which is 80% of the hypothetical initial price
Early Redemption Payment:	For each security, the early redemption payment will be an amount in cash corresponding to a return of at least 2.125% per quarter (at least 8.50% per annum) (to be determined on the pricing date) for each quarterly call observation date, as follows:

Call observation dates	Call payment dates	Return	Redemption amount (per $10 Security)
April 19, 2018	April 24, 2018	2.125%	$10.2125
July 19, 2018	July 24, 2018	4.250%	$10.4250
October 19, 2018	October 24, 2018	6.375%	$10.6375
January 22, 2019	January 25, 2019	8.500%	$10.8500
April 22, 2019	April 25, 2019	10.625%	$11.0625
July 19, 2019	July 24, 2019	12.750%	$11.2750
October 21, 2019	October 24, 2019	14.875%	$11.4875
January 21, 2020	January 24, 2020	17.000%	$11.7000
April 20, 2020	April 23, 2020	19.125%	$11.9125
July 20, 2020	July 23, 2020	21.250%	$12.1250
October 19, 2020	October 22, 2020	23.375%	$12.3375
Final Valuation Date (January 19, 2021)	Maturity Date (January 22, 2021)	25.500%	$12.5500

No further payments will be made on the securities once they have been redeemed.

Payment at Maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment for each security as follows:

•    If the final price is greater than or equal to the initial price:

$12.55

•    If the final price is less than the initial price but greater than or equal to the downside threshold price:

$10

•    If the final price is less than the downside threshold price:

$10 × share performance factor

Under this circumstance, you will lose at least 20% or all of your principal amount.

Principal Amount:	$10 per security

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Automatic Call:

Example 1 — the securities are redeemed following the second call observation date

Date	Official Closing Price	Payment (per Security)

1st Call Observation Date	$90 (below the initial price, securities are not redeemed)

2nd Call Observation Date	$150 (at or above the initial price, securities are automatically redeemed)	$10.425

In this example, the official closing price on the first call observation date is below the initial price, and the official closing price on the second call observation date is at or above the initial price. Therefore, the securities are automatically redeemed on the second call payment date. Investors will receive $10.425 per security on the related call payment date, corresponding to a quarterly return of at least 2.125% (to be determined on the pricing date). No further payments will be made on the securities once they have been redeemed.

Payment at Maturity

In the following examples, the official closing price on each quarterly call observation date is less than the initial price, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

Example 1 — the final price is at or above the initial price

Date	Official Closing Price	Payment (per Security)

1st Call Observation Date	$99 (below the initial price, securities are not redeemed)	—

2nd Call Observation Date	$98 (below the initial price, securities are not redeemed)	—

3rd Call Observation Date	$97 (below the initial price, securities are not redeemed)	—

4th Call Observation Date	$96 (below the initial price, securities are not redeemed)	—

5th through 11th Call Observation Date	Various prices below the initial price, securities are not redeemed.	—

Final Valuation Date	$150 (at or above the initial price)	$12.55

In this example, the official closing price is below the initial price on each of the call observation dates, and therefore the securities are not redeemed prior to maturity. On the final valuation date, the underlying shares have appreciated 50% from the hypothetical initial price. At maturity, investors receive $12.55 per security, corresponding to a quarterly return of 2.125% (at least 8.50% per annum) (to be determined on the pricing date). However, investors do not participate in the appreciation of the underlying shares over the term of the securities.

Example 2 — the final price is below the initial price but at or above the downside threshold price

Date	Official Closing Price	Payment (per Security)

1st Call Observation Date	$99 (below the initial price, securities are not redeemed)	—

2nd Call Observation Date	$98 (below the initial price, securities are not redeemed)	—

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3rd Call Observation Date	$97 (below the initial price, securities are not redeemed)	—

4th Call Observation Date	$96 (below the initial price, securities are not redeemed)	—

5th through 11th Call Observation Date	Various prices below the initial price, securities are not redeemed	—

Final Valuation Date	$99 (below the initial price, but above the downside threshold price)	$10

In this example, the official closing price is below the initial price on each of the call observation dates, and therefore the securities are not redeemed prior to maturity. On the final valuation date, the final price is below the initial price but at or above the downside threshold price, and accordingly, investors receive a payment at maturity equal to the principal amount of $10 per security.

Example 3 — the final price is below the downside threshold price

Date	Official Closing Price	Payment (per Security)

1st Observation Date	$99 (below the initial price, securities are not redeemed)	—

2nd Observation Date	$98 (below the initial price, securities are not redeemed)	—

3rd Observation Date	$97 (below the initial price, securities are not redeemed)	—

4th Observation Date	$96 (below the initial price, securities are not redeemed)	—

5th through 11th Call Observation Date	Various prices below the initial price, securities are not redeemed	—

Final Valuation Date	$50 (below the downside threshold price)	$10 × share performance factor = $10 × 50% = $5

In this example, the official closing price is below the initial price on each of the call observation dates, and therefore the securities are not redeemed prior to maturity. On the final valuation date, the final price is below the downside threshold price, and accordingly, investors are fully exposed to the negative performance of the underlying shares over the term of the securities, and will receive a payment at maturity that is significantly less than the principal amount of the securities. The payment at maturity is $5 per security, representing a loss of 50% on your investment.

If the securities are not redeemed prior to maturity and the final price is less than the downside threshold price, you will lose a significant portion or all of your investment in the securities.

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Information About the common stock of Merck & Co., Inc.

Merck & Co., Inc. is a global health care company that delivers health solutions through its prescription medicines, vaccines, biologic therapies, animal health, and consumer care products, which it markets directly and through its joint ventures. The company has operations in pharmaceutical, animal health, and consumer care.

Historical Information

The table below sets forth the published high and low, and period end, closing prices of the underlying shares for each quarter in the period from January 1, 2008 through January 9, 2018. The following graph sets forth the historical performance of the underlying shares based on the daily historical official closing price from January 1, 2008 through January 9, 2018. We obtained the official closing prices below from the Bloomberg Professional® service. We have not independently verified the accuracy or completeness of the information obtained from the Bloomberg Professional® service. The historical prices of the underlying shares should not be taken as an indication of future performance, and no assurance can be given as to the prices of the underlying shares on the call observation date or the final valuation date.

Merck & Co., Inc. CUSIP: 58933Y105	High ($)	Low ($)	Period End ($)
2008
First Quarter	60.55	37.95	37.95
Second Quarter	41.71	34.68	37.69
Third Quarter	38.45	30.34	31.56
Fourth Quarter	32.09	23.56	30.40
2009
First Quarter	31.00	20.99	26.75
Second Quarter	27.96	22.97	27.96
Third Quarter	32.95	26.45	31.63
Fourth Quarter	38.00	30.67	36.54
2010
First Quarter	41.03	36.20	37.35
Second Quarter	37.71	31.82	34.97
Third Quarter	37.34	34.22	36.81
Fourth Quarter	37.42	34.10	36.04
2011
First Quarter	37.35	31.08	33.01
Second Quarter	37.58	33.01	35.29
Third Quarter	36.31	29.81	32.71
Fourth Quarter	37.90	31.35	37.70
2012
First Quarter	39.26	37.31	38.40
Second Quarter	41.75	37.18	41.75
Third Quarter	45.23	41.21	45.10
Fourth Quarter	47.96	40.64	40.94
2013
First Quarter	45.04	40.85	44.23
Second Quarter	49.44	44.23	46.45
Third Quarter	48.58	46.32	47.61
Fourth Quarter	50.18	45.09	50.05
2014
First Quarter	57.47	49.49	56.77
Second Quarter	59.62	54.83	57.85
Third Quarter	61.18	55.64	59.28
Fourth Quarter	61.88	53.43	56.79
2015
First Quarter	63.03	56.06	57.48
Second Quarter	60.89	56.73	56.93
Third Quarter	59.71	48.42	49.39
Fourth Quarter	55.53	49.37	52.82
2016
First Quarter	53.32	48.59	52.91
Second Quarter	57.68	52.91	57.61
Third Quarter	63.86	57.61	62.41
Fourth Quarter	64.96	58.43	58.87
2017
First Quarter	66.58	58.87	63.54
Second Quarter	66.16	61.89	64.09
Third Quarter	66.16	61.49	64.03
Fourth Quarter	64.60	54.10	56.27
2018
First Quarter (through January 9, 2018)	57.05	56.14	56.80

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Principal at Risk Securities

Historical Performance of the Underlying Shares – Daily Official Closing Prices January 1, 2008 to January 9, 2018

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Additional Information About the Securities

This is a summary of the terms and conditions of the securities. We encourage you to read the accompanying Stock-Linked Underlying Supplement, prospectus supplement and prospectus for this offering, which can be accessed via the hyperlinks on the cover page of this document.

General Information
Listing:	The securities will not be listed on any securities exchange.
CUSIP/ISIN:	40435J489 / US40435J4893
Minimum ticketing size:	$1,000 / 100 securities
Denominations:	$10 per security and integral multiples thereof
Interest:	None
Tax considerations:

There is no direct legal authority as to the proper tax treatment of the securities, and therefore significant aspects of the tax treatment of the securities are uncertain as to both the timing and character of any inclusion in income in respect of the securities. Under one approach, the securities could be treated as pre-paid executory contracts with respect to the underlying shares. We intend to treat the securities consistent with this approach. Pursuant to the terms of the securities, you agree to treat the securities under this approach for all U.S. federal income tax purposes. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Morrison & Foerster LLP, it is reasonable to treat the securities as pre-paid executory contracts with respect to the underlying shares. Pursuant to this approach, we do not intend to report any income or gain with respect to the securities prior to maturity or an earlier sale, redemption or exchange, and we intend to treat any gain or loss upon maturity or an earlier sale, redemption or exchange as long-term capital gain or loss, provided that you have held the securities for more than one year at such time for U.S. federal income tax purposes.

In Notice 2008-2, the Internal Revenue Service (“IRS”) and the Treasury Department requested comments as to whether the purchaser of certain securities (which may include the securities) should be required to accrue income during its term under a mark-to-market, accrual or other methodology, whether income and gain on such a security or contract should be ordinary or capital and whether foreign holders should be subject to withholding tax on any deemed income accrual. Accordingly, it is possible that regulations or other guidance could provide that a U.S. holder (as defined under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement) of a security is required to accrue income in respect of the securities prior to the receipt of payment under the security at maturity or its earlier sale, redemption or exchange. Moreover, it is possible that any such regulations or other guidance could treat all income and gain of a U.S. holder in respect of a security as ordinary income (including gain on a sale, redemption or exchange). Finally, it is possible that a non-U.S. holder (as defined under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement) of the securities could be subject to U.S. withholding tax in respect of a security. It is unclear whether any regulations or other guidance would apply to the securities (possibly on a retroactive basis). Prospective investors are urged to consult with their tax advisors regarding Notice 2008-2 and the possible effect to them of the issuance of regulations or other guidance that affects the U.S. federal income tax treatment of the securities.

We will not attempt to ascertain whether the issuer of the underlying shares would be treated as a passive foreign investment company (a “PFIC”) or United States real property holding corporation (a “USRPHC”), both as defined for U.S. federal income tax purposes. If the issuer of the underlying shares was so treated, certain adverse U.S. federal income tax consequences might apply to a U.S. holder in the case of a PFIC and to a non-U.S. holder in the case of a USRPHC. You should refer to information filed with the SEC and other authorities by the issuer of the underlying shares and consult your tax advisor regarding the possible consequences to you if one or more of the issuers of the underlying shares is or becomes a PFIC or a USRPHC.

Under current law, while the matter is not entirely clear, individual non-U.S. holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the securities are likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S.

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federal estate tax consequences of investing in the securities.

A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, Internal Revenue Service guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2019. Based on the issuer’s determination that the securities are not “delta-one” instruments, non-U.S. holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. However, it is possible that the securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting an underlying shares or the securities, and following such occurrence the securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. holders that enter, or have entered, into other transactions in respect of the underlying shares or the securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

Additionally, the IRS has announced that withholding under the Foreign Account Tax Compliance Act (as discussed in the prospectus supplement) on payments of gross proceeds from a sale, exchange, redemption or other disposition of the securities will only apply to dispositions after December 31, 2018.

For a further discussion of U.S. federal income tax consequences related to the securities, see the section “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

Calculation agent:	HSBC USA Inc. or one of its affiliates.
Supplemental plan of distribution (conflicts of interest):

Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc., an affiliate of HSBC, will purchase the securities from HSBC for distribution to Morgan Stanley Wealth Management. HSBC Securities (USA) Inc. will act as agent for the securities and will receive a fee of $0.25 per $10 principal amount and will pay to Morgan Stanley Wealth Management a fixed sales commission of $0.20 for each of the securities they sell. Of the amount per $10 principal amount received by HSBC Securities (USA) Inc., acting as agent for HSBC, HSBC Securities (USA) Inc. will pay Morgan Stanley Wealth Management a structuring fee of $0.05 for each security.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the securities, but is under no obligation to make a market in the securities and may discontinue any market-making activities at any time without notice.

See “Supplemental Plan of Distribution (Conflicts of Interest)” on page S-59 in the prospectus supplement.

We expect that delivery of the securities will be made against payment for the securities on or about the original issue date set forth on the inside cover page of this document, which is more than two business days following the pricing date. Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities more than two business days prior to the original issue date will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement, and should consult their own advisors.

No Prospectus (as defined in Directive 2003/71/EC, as amended (the “Prospectus Directive”)) will be prepared in connection with these securities. Accordingly, these securities may not be offered to the public in any member state of the European Economic Area (the “EEA”), and any purchaser of these securities who subsequently sells any of these securities in any EEA member state must do so only in accordance with the requirements of the Prospectus Directive, as implemented in that member state.

The securities are not intended to be offered, sold or otherwise made available to, and should not

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be offered, sold or otherwise made available to, any retail investor in the EEA. For these purposes, the expression “offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, and a “retail investor” means a person who is one (or more) of: (a) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (b) a customer, within the meaning of Insurance Distribution Directive 2016/97/EU, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (c) not a qualified investor as defined in the Prospectus Directive. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared, and therefore, offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Events of default and acceleration:

If the securities have become immediately due and payable following an event of default (as defined in the accompanying prospectus) with respect to the securities, the calculation agent will determine the accelerated payment at maturity due and payable in the same general manner as described in “Summary Terms—payment at maturity” in this free writing prospectus. In such a case, the third scheduled trading day for the underlying shares immediately preceding the date of acceleration will be used as the final valuation date for purposes of determining the accelerated final price, and the positive return, if any, will be calculated based on the time elapsed from the original issue date and the quarterly rate of return of at least 2.125% (at least 8.50% per annum). If a market disruption event exists on that scheduled trading day, then the accelerated final valuation date will be postponed for up to five scheduled trading days (in the same general manner used for postponing the originally scheduled valuation date). The accelerated maturity date will be the fifth business day following such accelerated postponed valuation date.

For more information, see “Description of Debt Securities — Senior Debt Securities — Events of Default” in the accompanying prospectus.

Where you can find more information:

This free writing prospectus relates to an offering of the securities linked to the underlying shares. The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. We reserve the right to withdraw, cancel or modify this offering and to reject orders in whole or in part. Although the offering of securities relates to the underlying shares, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the underlying shares or as to the suitability of an investment in the securities.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement and an Stock-Linked Underlying Supplement) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement and Stock-Linked Underlying Supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and Stock-Linked Underlying Supplement if you request them by calling toll-free 1-866-811-8049.

You should read this document together with the prospectus dated March 5, 2015, the prospectus supplement dated March 5, 2015 and Stock-Linked Underlying Supplement dated March 5, 2015. If the terms of the securities offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus, or Stock-Linked Underlying Supplement, the terms described in this free writing prospectus shall control. You should carefully consider, among other things, the matters set forth in “Risk Factors” herein, on page S-2 of the accompanying Stock-Linked Underlying Supplement and page S-1 of the accompanying prospectus supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities. As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

You may access these documents on the SEC web site at www.sec.gov as follows:

The Stock-Linked Underlying Supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420415014323/v403651_424b2.htm

The prospectus supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420415014311/v403645_424b2.htm

The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000119312515078931/d884345d424b3.htm

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This document provides a summary of the terms and conditions of the securities. We encourage you to read the accompanying Stock-Linked Underlying Supplement, prospectus supplement and prospectus for this offering, which can be accessed via the hyperlinks above.

January 2018	Page 18